SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549

                               FORM 8-K


                           CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     November 17, 2003



                         THE YORK WATER COMPANY
         (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690                   23-1242500
(State or other jurisdiction   (Commission           (I.R.S. Employer
of incorporation)             File Number)        Identification No.)



130 East Market Street, York, Pennsylvania                      17401
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number including Area Code        717-845-3601




   (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS


             THE YORK WATER COMPANY ANNOUNCES SEVENTH
              CONSECUTIVE ANNUAL DIVIDEND INCREASE



York, Pennsylvania, November 17, 2003:  The York Water Company's
(Nasdaq: YORW) President, Jeffrey S. Osman, announced today that the Board of Directors at their November 17th meeting increased the quarterly dividend from $0.135 per share to $0.145, a 7.4% increase per share.

This is the 532nd consecutive dividend paid by The York Water Company and is the seventh consecutive year the Company has increased its dividend. The dividend is payable January 15, 2004 to shareholders as of record date December 31, 2003.



                                   ###

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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 The York Water Company
                                                       (Registrant)


Dated:  November 17, 2003                    By: /S/ Kathleen M. Miller
                                                (Kathleen M. Miller)
                                                Chief Financial Officer


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